UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

VAALCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable
(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
Common Stock, par value $0.10	EGY	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 30, 2024, VAALCO Energy (Holdings), LLC (“Buyer”), a Delaware limited liability company and wholly-owned subsidiary of VAALCO Energy, Inc. (“VAALCO” or the “Company”), completed the previously announced acquisition of Svenska Petroleum Exploration Aktiebolag, a company incorporated in Sweden (“Svenska”) from Petroswede AB, a company incorporated in Sweden (“Seller”), whereby Buyer acquired all of the issued shares in the capital of Svenska and Svenska became a direct wholly-owned subsidiary of Buyer and an indirect wholly-owned subsidiary of VAALCO (the “Acquisition”), pursuant to a Share Purchase Agreement entered into by Buyer and Seller on February 29, 2024. As a result of the Acquisition, Buyer has acquired Svenska’s primary asset: a 27.39% non-operated working interest in the deepwater producing Baobab field in Block CI-40, offshore Cote d’Ivoire in West Africa. Buyer has also acquired a 21.05% non-operated working interest in OML 145, a non-producing discovery located offshore of Nigeria that is not expected to be developed at this time. The Buyer paid approximately $40.2 million in cash as consideration for the Acquisition. The Company financed the Acquisition with a portion of VAALCO’s cash-on-hand.

Item 7.01.	Regulation FD Disclosure.

VAALCO issued an announcement announcing the completion of the Acquisition on April 30, 2024. A copy of the announcement is attached as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as otherwise stated in such filings.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Svenska’s audited consolidated financial statements as of and for the year ended December 31, 2023 and notes related thereto, and the related report by Svenska’s independent registered public accounting firm, will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to the instructions on Item 2.01 of Form 8-K.

Disclosures concerning Svenska’s oil and gas producing activities for the year ended December 31, 2023 will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to the instructions on Item 2.01 of Form 8-K.

(b)	Pro Forma Financial Information.

The pro forma financial statements required by Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to the instructions on Item 2.01 of Form 8-K.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
2.1*
Share Purchase Agreement, dated February 29, 2024, by and between VAALCO Energy (Holdings), Inc., Petroswede AB (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 29, 2024, and incorporated herein by reference).

99.1	Announcement, dated April 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and portions of this exhibit have been redacted in compliance with Item 601(b)(2) and Item 601(a)(6) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: April 30, 2024
	By:	/s/ Lynn Willis
	Name:	Lynn Willis
	Title:	Interim Chief Accounting Officer and Controller